Exhibit 10.1

INTERNET CAPITAL GROUP, INC.

COMPENSATION CLAWBACK POLICY

Effective as of April 12, 2010

In addition to any other remedies available to Internet Capital Group, Inc. (together with its subsidiaries, “ICG”), if the Board of Directors of Internet Capital Group, Inc. (the “Board”) (or, at the discretion of the Board, a duly authorized committee of the Board) determines in its sole discretion that it is appropriate, ICG may recover (in whole or in part) any performance-based bonus or other incentive-based compensation paid to any officer of ICG after the date hereof to the extent that such bonus or compensation is based upon any financial results that were impacted by such officer’s fraud or intentional misconduct.